Exhibit 99.2

For Immediate Release

Investor Relations: Michael Barkin, (303) 404-1802, mbarkin@vailresorts.com
Media Relations: Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

Vail Resorts to Invest an Unprecedented $50 million in Park City Mountain Resort in One Season and Create the Largest Ski Resort in the U.S.

•	More than $50 million of improvements in one season

•	Most impactful capital program in history of U.S. ski industry

•	Creates largest ski resort in U.S. with upgraded lifts and restaurants

•	All projects are subject to appropriate regulatory approval

BROOMFIELD, Colo.-Dec. 8, 2014-Vail Resorts, Inc. (NYSE: MTN) today announced details of the company’s planned upgrades to Park City Mountain Resort ("Park City") for the 2015-2016 ski season. The plan, which totals over $50 million, is one of the most ambitious and impactful capital programs in U.S. ski industry history and will transform the guest experience at Park City. The plan would establish the connection between Park City and Canyons, creating the largest single ski area in the country with more than 7,300 acres of skiable terrain, and complete a number of critical upgrades to the infrastructure of both resorts. The plan will be subject to approval by both Summit County and the City of Park City.

Components of the $50-million capital plan include:

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The Interconnect Gondola. An eight-passenger, high-speed two-way gondola from the base of the existing Silverlode Lift at Park City to the Flatiron Lift at Canyons. The gondola will also have an unload at the top of Pine Cone Ridge to allow skiers and riders the opportunity to ski into Thaynes Canyons at Park City via gated ski access or to the Iron Mountain area at Canyons through new trails that will be created from Pine Cone Ridge. This will mark the first gondola at Park City since "The Gondola" was dismantled in 1983.

•
Upgrade of King Con and Motherlode Lifts at Park City. The King Con Lift will be upgraded from a four-person to a six-person, high-speed detachable chairlift and will increase lift capacity to this very popular ski pod. The Motherlode Lift will be upgraded from a fixed-grip triple to a four-person, high-speed detachable chairlift, also increasing lift capacity. Both upgrades will reduce crowding, lift lines and improve the guest experience.

•
New Snow Hut Restaurant, Upgrades to Summit House Restaurant at Park City and Expansion of Red Pine Lodge Restaurant at Canyons. The plan calls for building a completely new Snow Hut restaurant at the base of the Silverlode Lift and next to the Park City terminal for the Interconnect Gondola, with 500 indoor seats and a top-of-the-line kitchen and culinary experience. The plan also includes an upgrade to the "scramble" area inside the Summit House restaurant to improve the flow of diners and improve the quality of the experience. At Canyons, the Red Pine Restaurant will be renovated to accommodate an additional

250 indoor seats. This upgrade follows the recent renovation and increase of 150 seats to the Cloud Dine restaurant at Canyons.

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Snowmaking and Other Improvements. The plan features additional snowmaking on two trails in the Iron Mountain area of Canyons which will become increasingly central ski terrain given its proximity to the Interconnect Gondola. The plan also includes almost $5 million of "catch up" maintenance and upgrades at Park City, given the lack of spending at the resort over the past few years. This “catch up” maintenance spending is in addition to the normal annual maintenance capital for the two resorts of $5 million, which will be undertaken this year as well.

"This comprehensive capital plan for Park City and Canyons is one of the most ambitious and impactful plans undertaken at any resort in industry history, transforming the experience at both resorts and creating the largest single ski resort in the U.S. with more than 7,300 acres of skiable terrain," said Blaise Carrig, president of the mountain division for Vail Resorts. He added, "The improvements offer skiers and riders more terrain and upgraded lifts to enhance the guest experience and reduce crowding and lift lines, new and upgraded restaurants, more snowmaking and an overall ‘touching up’ of all aspects of the resorts. The plan was based on feedback from guests and the local community as well as discussions with the senior operating teams at the two resorts. We look forward to continuing to work with the county and the city and are hopeful we can bring this plan to life for the 2015-2016 ski season."

For the 2015-2016 ski season, the company intends to operate the two resorts as one unified branded experience under the name "Park City Mountain Resort". The Canyons base area will be renamed "Canyons at Park City". The company will continue to maintain the unique history and atmosphere of the two base areas with differentiated marketing for the diverse hotel and hospitality experiences.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading mountain resort operator in the United States. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Park City and Canyons in Utah; Afton Alps in Minnesota and Mt. Brighton in Michigan; and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Forward-Looking Statements
Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to successfully initiate, complete and sell our real estate development projects and achieve the anticipated financial benefits from such projects; our ability to fund resort capital expenditures; our reliance on government permits or approvals for our use of federal land or to make operational and capital improvements; risks related to federal, state and local government laws, rules and regulations; risks related to our reliance on information technology; our failure to maintain the integrity of our customer or employee data; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including from the risk of accidents at our mountain resorts; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; our ability to successfully integrate acquired businesses or future acquisitions; our ability to realize anticipated financial benefits from Canyons or Park City; impairments or write downs of our assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; and a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.